Exhibit C(9)




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                          LEASE AND SUBLEASE AGREEMENT

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                                   $16,700,000

                           PORT OF ST. HELENS, OREGON

              VARIABLE RATE DEMAND POLLUTION CONTROL REVENUE BONDS

                   (PORTLAND GENERAL ELECTRIC COMPANY PROJECT)

                                  1985 SERIES B

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                            Dated as of June 1, 1985



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                          LEASE AND SUBLEASE AGREEMENT

                                TABLE OF CONTENTS

PARTIES......................................................................1
PREAMBLES....................................................................1

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.  Definition of Terms............................................2
SECTION 1.2.  Number and Gender..............................................2
SECTION 1.3.  Articles, Sections, ETC........................................2

                                   ARTICLE II

                                 REPRESENTATIONS

SECTION 2.1.  Representations of the Issuer..................................2
SECTION 2.2.  Representations of the Company.................................4

                                   ARTICLE III

                         ACQUISITION AND CONSTRUCTION OF
                       THE PROJECT; ISSUANCE OF THE BONDS

SECTION 3.1.  Agreement to Acquire and Construct the Project.................5
SECTION 3.2.  Agreement to Issue Bonds; Application of Bond Proceeds.........6
SECTION 3.3.  Disbursements from the Construction Fund.......................6
SECTION 3.4.  Establishment of Completion Date;
                Obligation of Company to Complete............................8
SECTION 3.5.  Investment of Moneys in Funds..................................9
SECTION 3.6.  Special Tax Certifications....................................10
SECTION 3.7.  Issuance of Additional Bonds..................................10
SECTION 3.8.  Rebate of Arbitrage to the United States......................11

                                   ARTICLE IV

                LEASE AND SUBLEASE OF PROJECT; PAYMENT PROVISIONS

SECTION 4.1.  Lease and Sublease of Project.................................12
SECTION 4.2.  Rental Payments and Payment of Other Amounts Payable..........12
SECTION 4.3.  Unconditional Obligation......................................14
SECTION 4.4.  Assignment of Issuer's Rights.................................15
SECTION 4.5.  Letter of Credit..............................................15
SECTION 4.6.  Amounts Remaining in Funds....................................17
SECTION 4.7.  Quiet Enjoyment...............................................17


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                                    ARTICLE V

                        SPECIAL COVENANTS AND AGREEMENTS

SECTION 5.1.  Right of Access to the Project................................18
SECTION 5.2.  The Company Maintenance of its Existence; Assignments.........18
SECTION 5.3.  Records and Financial Statements of Company...................20
SECTION 5.4.  Maintenance and Repair; Taxes; Utility and Other Charges......21
SECTION 5.5.  Qualification in Oregon.......................................21
SECTION 5.6.  Tax Exempt Status of 1985 Series B Bonds......................21
SECTION 5.7.  Notice of Interest Rate Periods...............................22

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.  Events of Default.............................................23
SECTION 6.2.  Remedies on Default...........................................24
SECTION 6.3.  Agreement to Pay Attorneys' Fees and Expenses.................26
SECTION 6.4.  No Remedy Exclusive...........................................26
SECTION 6.5.  No Additional Waiver Implied by One Waiver....................26

                                   ARTICLE VII

                                   PREPAYMENT

SECTION 7.1.  Redemption of Bonds with Prepayment Moneys....................27
SECTION 7.2.  Optional Prepayment...........................................27
SECTION 7.3.  Mandatory Prepayment..........................................27
SECTION 7.4.  Amount of Prepayment..........................................28
SECTION 7.5.  Notice of Prepayment..........................................28

                                  ARTICLE VIII

               NON-LIABILITY OF ISSUER; EXPENSES; INDEMNIFICATION

SECTION 8.1.  Non-Liability of Issuer.......................................29
SECTION 8.2.  Expenses......................................................29
SECTION 8.3.  Indemnification...............................................30


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                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.1.  Notices.......................................................31
SECTION 9.2.  Severability..................................................31
SECTION 9.3.  Execution of Counterparts.....................................32
SECTION 9.4.  Amendments, Changes and Modifications.........................32
SECTION 9.5.  Governing Law.................................................32
SECTION 9.6.  Authorized Company Representative.............................32
SECTION 9.7.  Term of the Agreement.........................................32
SECTION 9.8.  Binding Effect................................................32

TESTIMONIUM     ............................................................33

SIGNATURES AND SEALS........................................................33

EXHIBIT A Description of the Project .......................................34


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                          LEASE AND SUBLEASE AGREEMENT

          THIS LEASE AND SUBLEASE AGREEMENT, dated as of June 1, 1985, by and between the PORT OF ST. HELENS, OREGON, a municipal corporation of the State of Oregon (the "Issuer"), and PORTLAND GENERAL ELECTRIC COMPANY, a Oregon corporation (the "Company"),

                              W I T N E S S E T H :

          WHEREAS, Oregon Revised Statutes Chapter 777 (the "Act") provides that municipal corporations designated as ports and incorporated thereunder are authorized and shall have the power to issue revenue bonds for the purpose of carrying into effect the construction and improvements and the acquisition of personal properties suitable for use by any industry, to acquire any interest in real or personal property necessary or convenient in carrying out its powers and to lease the same to others; and

          WHEREAS, the Act provides that such bonds shall be payable solely from the revenues derived from such facilities and shall be secured by a pledge of the revenues out of which such bonds shall be payable; and

          WHEREAS, in accordance with the provisions of the Act, the Issuer has authorized and undertaken through rental payments to provide funds to assist in the financing of the acquisition and construction of a portion of certain air and water pollution control and solid waste disposal facilities (the "Project") for use by Portland General Electric Company, an Oregon corporation (the "Company") at the Trojan Nuclear Power Plant (the "Facility") located in Columbia County, Oregon; and

          WHEREAS, the Issuer proposes to issue its Port of St. Helens, Oregon Variable Rate Demand Pollution Control Revenue Bonds (Portland General Electric Company Project) 1985 Series B (the "1985 Series B Bonds"), in the principal amount of $16,700,000 and to finance the Project upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the respective representations and covenants herein contained, the parties hereto agree as follows:


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                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1. DEFINITION OF TERMS. Unless the context otherwise requires, the terms used in this Agreement shall have the meanings specified in
Section 1.01 of the Indenture of Trust, dated as of June 1, 1985, by and between the Issuer and Chemical Bank, as Trustee (the "Trustee"), as originally executed or as it may from time to time be supplemented or amended as provided therein (the "Indenture").

          SECTION 1.2. NUMBER AND GENDER. The singular form of any word used herein, including the terms defined in Section 1.01 of the Indenture, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

          SECTION 1.3. ARTICLES, SECTIONS, ETC. Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole. The headings or titles of the several articles and sections, and the table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

                                   ARTICLE II

                                 REPRESENTATIONS

          SECTION 2.1. REPRESENTATIONS OF THE ISSUER. The Issuer makes the following representations as the basis for its undertakings herein contained:

          (a) The Issuer is a municipal corporation of the State of Oregon. Under the provisions of the Act, the Issuer has the power to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. By proper action, the Issuer has been duly authorized to execute, deliver and duly perform this Agreement.


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          (b) To finance the Cost of the Project, the Issuer will issue the 1985
Series B Bonds, which will mature, bear interest, be subject to redemption, and contain such other terms as provided in the Indenture.

          (c) The Bonds will be issued under and secured by the Indenture, pursuant to which the Issuer's interest in this Agreement (except certain rights of the Issuer to payment for expenses and indemnification) will be pledged to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds.

          (d) The Issuer has not pledged and will not pledge its interest in this Agreement for any purpose other than to secure the Bonds under the Indenture.

          (e) The Issuer is not in default under any of the provisions of the laws of the State of Oregon which default would affect its existence or its powers referred to in subsection (a) of this Section 2.1.

          (f) The Issuer has found and determined and hereby finds and determines that all requirements of the Act with respect to the issuance of the 1985 Series B Bonds and the execution of this Agreement have been complied with and that financing the Project by issuing the 1985 Series B Bonds and entering into this Agreement will be in furtherance of the purposes of the Act.

          (g) On August 24, 1973 and October 31, 1984, the Issuer adopted Memoranda of Agreement and on January 9, 1985, the Issuer adopted its resolution preliminarily approving the financing of the Project.

          (h) The Issuer has taken proper action to allocate to the 1985 Series B Bonds a share of the State ceiling on private activity bonds (as defined in Section 103(n) of the Code) for the current calendar year which was available to the Issuer in an amount equal to $62,000,000. Issuance of the 1985 Series B Bonds will not violate any provisions of Section 103(n).

          (i) No member, officer or other official of the Issuer has any interest whatsoever in the Company or in the transactions contemplated by this Agreement.


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          SECTION 2.2. REPRESENTATIONS OF THE COMPANY. The Company makes the following representations as the basis for its undertakings herein contained:

          (a) The Company is an Oregon corporation, is in good standing in the State of Oregon and has the power to enter into and has duly authorized, by proper corporate action, the execution and delivery of this Agreement, the Reimbursement Agreement, the Bond Purchase Agreement and all other documents contemplated hereby to be executed by the Company.

          (b) Neither the execution and delivery of this Agreement, the Bond Purchase Agreement or the Reimbursement Agreement, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions hereof and thereof, conflicts with or results in a breach of any of the terms, conditions or provisions of the Company's Articles of Incorporation or by-laws or of any corporate actions or of any agreement or instrument to which the Company is now a party or by which it is bound, or constitutes a default (with due notice or the passage of time or both) under any of the foregoing, or results in the creation or imposition of any prohibited lien, charge or encumbrance whatsoever upon any of the property or assets of the Company under the terms of any instrument or agreement to which the Company is now a party or by which it is bound.

          (c) The estimated Cost of the Project is as set forth in the Engineering Certificate. (as hereinafter defined) and has been determined in accordance with sound engineering and generally accepted accounting principles.

          (d) The Project consists and will consist of those facilities described in Exhibit A hereto, and the Company shall make no changes to the Project or to the operation thereof which would affect the qualification of the Project under the Act or impair the exemption from federal income taxation of the interest on the 1985 Series B Bonds. The Company intends to utilize the Project as pollution control and solid waste disposal facilities until the principal of, the premium, if any, and the interest on the Bonds shall have been paid.

          (e) The Company has and will have title to the Project sufficient to carry out the purposes of this Agreement.


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          (f) The Project consists of pollution control facilities and solid waste disposal facilities as described in the certificate of Russell B. MacPherson, with respect to the pollution control and solid waste disposal facilities, dated as of June 19, 1985 (the "Engineering Certificate"), and hereby incorporated by reference herein.

          (g) All certificates, approvals, permits and authorizations with respect to the acquisition and construction of the Project of agencies of applicable local governmental units, the State of Oregon and the federal government have been or will be obtained.

                                   ARTICLE III

                  ACQUISITION AND CONSTRUCTION OF THE PROJECT;
                              ISSUANCE OF THE BONDS

          SECTION 3.1. AGREEMENT TO ACQUIRE AND CONSTRUCT THE PROJECT. The Company agrees that it will acquire, construct and install, or complete the acquisition, construction and installation of, the Project, and will acquire, construct and install all other facilities and real and personal property deemed necessary for the operation of the Project, substantially in accordance with the plans and specifications prepared therefor by the Company and approved by the Issuer, and, where required, by appropriate state, local and federal agencies exercising jurisdiction over the Facility, including any and all supplements, amendments and additions or deletions. thereto or therefrom, it being understood that the approval of the Issuer shall not be required for changes in such plans and specifications which do not alter the purpose and description of the Project as set forth in Exhibit A hereto. The Company further agrees to proceed with due diligence to complete the Project within three years from the date hereof.

          In the event that the Company desires to amend or supplement the Project, and such amendment or supplement alters the purpose and description of the Project as described in Exhibit A hereto, and the Issuer approves of such amendment or supplement, the Issuer will enter into, and will instruct the Trustee to consent to, such amendment or supplement upon receipt of:


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               (i) a certificate of the Authorized Company Representative describing in detail the proposed changes and stating that they will not have the effect of disqualifying the Project as a facility that may be financed pursuant to the Act;

               (ii) a copy of the proposed form of amended or supplemented Exhibit A hereto; and

               (iii) an opinion of Bond Counsel that such proposed changes will not affect the exemption from federal income taxation of interest on the Bonds.

          SECTION 3.2. AGREEMENT TO ISSUE BONDS; APPLICATION OF BOND PROCEEDS. To provide funds to finance the Cost of the Project, the Issuer agrees that it will issue under the Indenture, sell and cause to be delivered to the purchasers thereof, the 1985 Series B Bonds, bearing interest, maturing, and containing such other terms as provided in the Indenture. The Issuer will thereupon deposit the proceeds received from the sale of the 1985 Series B Bonds as provided in the Indenture.

          SECTION 3.3. DISBURSEMENTS FROM THE CONSTRUCTION FUND. The Company will authorize and direct the Trustee, upon compliance with Section 3.03 of the Indenture, to disburse the moneys in the Construction Fund to or on behalf of the Company only for the following purposes, subject to the provisions of
Section 3.5 hereof:

          (a) Payment to the Company of such amounts, if any, as shall be necessary to reimburse the Company in full for all advances and payments made by it, at any time prior to or after the delivery of the 1985 Series B Bonds, in connection with (i) the preparation of plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof) and (ii) subject to any limitation imposed by subsection (h) hereof, the acquisition, construction and installation of the Project.

          (b) Payment of the initial or acceptance fee of the Trustee, the Depository Agent, the Issuer and the Credit Bank, the fees of the Trustee and any Paying Agent incurred during the Construction Period; legal, underwriting, financial consulting, accounting and rating agency fees and expenses and


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printing and engraving costs incurred in connection with the authorization, sale and issuance of the Bonds; the execution of the Indenture and the preparation of all other documents in connection therewith; and payment of all fees, costs and expenses incurred with respect to the preparation of this Agreement, the Indenture, the Bonds, the Reimbursement Agreement and all other documents in connection therewith.

          (c) Payment for labor, services, materials and supplies used by or furnished to the Company to improve the site and to acquire and construct the Project, as provided in the plans, specifications and work orders therefor; payment of the costs of acquiring, constructing, and installing utility services or other related facilities; payment of the costs of acquiring all real and personal property deemed necessary to construct the Project; and payment of the miscellaneous expenses incidental to any of the foregoing items.

          (d) Payment of the fees, if any, of architects, engineers, legal counsel and supervisors expended in connection with the acquisition and construction of the Project.

          (e) Payment of the taxes, assessments and other charges, if any, that may become payable during the Construction Period with respect to the Project, or reimbursement thereof, if paid by the Company.

          (f) Payment of expenses incurred in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the acquisition, construction or installation of the Project.

          (g) Interest required to be paid on the Bonds during the construction Period.

          (h) Payment of any other cost of the Project, as described in the Engineering Certificate.

          All moneys remaining in the Construction Fund after the Completion Date and after payment or provision for payment of all other items provided for in the preceding subsections (a) to (h), inclusive, of this Section, shall be used in accordance with Section 3.03 of the Indenture.


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          Each of the payments referred to in this Section 3.3 shall be made upon receipt by the Trustee of a written requisition in the form prescribed by
Section 3.03 of the Indenture, signed by the Authorized Company Representative.

          SECTION 3.4. ESTABLISHMENT OF COMPLETION DATE; OBLIGATION OF COMPANY TO COMPLETE. As soon as the Project is completed, the Authorized Company Representative, on behalf of the Company, shall evidence the Completion Date by providing a certificate to the Trustee and the Issuer stating the amounts to be retained by the Trustee for Costs of the Project not then due and payable or the liability for which the Company is contesting and that, except for such amounts
(i) construction of the Project has been completed substantially in accordance with the plans, specifications and work orders therefor, and all labor, services, materials and supplies used in construction have been paid for, and
(ii) all other facilities necessary in connection with the Project have been acquired, constructed and installed in accordance with the plans and specifications and work orders therefor and all costs and expenses incurred in connection therewith have been paid or provided for. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights of the Company against third parties for the payment of any amount not then due and payable which exist at the date of such certificate or which may subsequently exist.

          As soon as practicable after such certificate is delivered to the Trustee, moneys remaining in the Construction Fund, including any earnings resulting from the investment of such moneys, shall be used as provided in
Section 3.03 of the Indenture.

          In the event the moneys in the Construction Fund available for payment of the Cost of the Project should be insufficient to pay the costs thereof in full, the Company agrees to pay directly, or to deposit in the Construction Fund moneys sufficient to pay, any costs of completing the Project in excess of the moneys available for such purpose in the Construction Fund. The Issuer makes no express or implied warranty that the moneys deposited in the Construction Fund and available for payment of the Cost of the Project, under the Provisions of this Agreement, will be sufficient to pay all the amounts which may be incurred for such Cost. The Company agrees that if, after exhaustion of the moneys in the


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Construction Fund, the Company should pay, or deposit moneys in the Construction
Fund for the payment of, any portion of the Cost of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer, from the Trustee or from the holders of any of the Bonds, nor shall it be entitled to any diminution of the amounts payable under
Section 4.2 hereof.

          SECTION 3.5. INVESTMENT OF MONEYS IN FUNDS. Any moneys held as a part of the Construction Fund or the Bond Fund shall, at the direction of an Authorized Company Representative, which direction may be oral, but which shall be confirmed in writing, be invested or reinvested by the Trustee in Permitted Investments; provided that moneys held in the Bond Fund which are drawings under the Letter of Credit shall not be invested. Any such direction by an Authorized Company Representative shall expressly state that the securities to be acquired as a result of any such investment or reinvestment by the Trustee will constitute Permitted Investments and comply with this Section 3.5, and with the limitations in Sections 3.03 and 5.04 of the Indenture. If such direction is oral, the Trustee shall be protected in acting upon such direction if the person giving such oral direction represents himself to be an Authorized Company Representative and the Trustee has no reason to believe otherwise. The Company shall not direct the Trustee to make any investments or reinvestments other than those permitted by law. In making any such investments, the Trustee may rely on directions delivered to it pursuant to this Section, and the Trustee shall be relieved of all liability with respect to making such investments in accordance with such directions.

          Any Permitted Investments may be purchased at the offering or market price thereof at the time of such purchase and all such investments shall mature in such amounts and at such times, or shall be readily marketable prior to their maturities, as the Company may direct.

          The Trustee may make any and all such investments through its own bond department. Any interest accruing on or profit realized from the investment of any moneys held as part of the Bond Fund or the Construction Fund shall be credited to the respective Fund or Account in which such investment is held and any loss resulting from such investment shall be charged to the respective Fund or Account in which such investment is held.


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          For the purposes of this Section, any interest-bearing deposits, including certificates of deposit, issued by or on deposit with the Trustee shall be deemed to be investments and not deposits.

          SECTION 3.6. SPECIAL TAX CERTIFICATIONS. The Issuer hereby certifies to the Company that it has not been notified of any listing or proposed listing of it by the Internal Revenue Service as a bond issuer whose arbitrage certifications may not be relied upon.

          The Company hereby covenants and represents to the Issuer, and, based upon said representations, the Issuer and the Company jointly and severally covenant with all purchasers and holders of the 1985 Series B Bonds from time to time outstanding that, as long as any of the 1985 Series B Bonds remain outstanding, moneys on deposit in any fund or account in connection with the 1985 Series B Bonds, whether such moneys were derived from the proceeds of the sale of the 1985 Series B Bonds or from any other sources, will not be used and the Project will not be used in a manner which would cause the 1985 Series B Bonds to be "arbitrage bonds" within the meaning of Section 103(c) of the Code, as amended, or "federally-guaranteed bonds" within the meaning of Section 103(h) of the Code, as amended, and any regulations promulgated or proposed thereunder, and the Company and the Issuer further covenant to comply with the requirements of said Section 103(c) or Section 103(h).

          SECTION 3.7. ISSUANCE OF ADDITIONAL BONDS. If the Company is not in default hereunder, the Issuer may by the adoption of an appropriate resolution or resolutions, at the request of the Company, authorize the issuance of Additional Bonds upon the terms and conditions provided herein and in Section
2.02 of the Indenture, but in no event shall the Issuer be liable for not issuing such Additional Bonds. Additional Bonds may be issued under and secured by the Indenture at one time or from time to time subject to the conditions hereinafter provided in this Section, for the purpose of providing funds for paying all or any portion of the cost of completing the Project in excess of the amounts made available from proceeds of the 1985 Series B Bonds, such total cost to be evidenced by a certificate signed by the Authorized Company Representative, or for the purpose of paying all or any part of the Cost of the Project or of any improvements thereto or for the purpose of


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providing funds for refunding any or all of the Bonds then outstanding including any redemption premium due thereon, or for any lawful purposes under the Act, or for any combination of such purposes. Prior to the issuance of such Additional Bonds, the terms thereof, the purchase price to be paid therefor and the manner in which the proceeds therefrom are to be disbursed shall have been approved in writing by the Company; the Company and the Issuer shall have entered into an amendment to this Agreement to provide that, for all purposes of this Agreement, the Project shall include any facilities being financed by the Additional Bonds, which facilities shall be described in an amendment to Exhibit A hereto, and to provide for an increase in the amount payable under Section 4.2 hereof as shall be necessary to pay the principal of, premium, if any, and interest on the Additional Bonds as provided in the supplemental indenture to be paid with respect to Additional Bonds authorized by Section 2.02 of the Indenture, and to extend the term of this Agreement if the maturity of any of the Additional Bonds would otherwise occur after the expiration of the term of this Agreement; and the Issuer shall have otherwise complied with the provisions of Section 2.02 of the Indenture with respect to the issuance of such Additional Bonds.

          SECTION 3.8. REBATE OF ARBITRAGE TO THE UNITED STATES.

          (a) The Company represents and covenants that prior to June 1 of each year (other than June 1, 1985), and upon retirement of the last 1985 Series B Bond, the Company shall file with the Internal Revenue Service (and provide the Trustee and the Issuer with a copy of), a statement of arbitrage earned on any gross proceeds of the 1985 Series B Bonds, within the meaning of Section 103(c)(6) of the Code, unless prior to such date the Company provides the Trustee and the Issuer with an opinion of Bond Counsel that such filing is not required.

          (b) Prior to June 29 of the fifth, tenth, fifteenth, twentieth and twenty-fifth years succeeding the date of issuance of the 1985 Series B Bonds, to the extent any 1985 Series B Bond is outstanding on such date, and, in any event, not later than 30 days after the retirement of the last 1985 Series B Bond, the Company shall, from corporate or other appropriate funds, pay to the United States, on behalf of the Issuer, an amount which is at least 90% of the amount required to be paid to the United States pursuant to Section


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103(c)(6)(D) of the Code (the "Rebate Amount") for the five-year period ending on the May 31 immediately preceding such payment.

          (c) On or prior to June 29 of each year referred to in subsection (b), the Company shall deliver to the Trustee and the Issuer, a certificate of Bond Counsel to the effect that either (1) the Rebate Amount has been timely paid to the United States; or (2) that the Rebate Amount is zero.

                                   ARTICLE IV

                LEASE AND SUBLEASE OF PROJECT; PAYMENT PROVISIONS

                   SECTION 4.1. LEASE AND SUBLEASE OF PROJECT.

          (a) The Company leases to the Issuer, and the Issuer leases from the Company, subject to the terms and conditions of this Agreement, and for rental in an amount equal to the proceeds received by the Issuer from the sale of the 1985 Series B Bonds, all right, title and interest of the Company in and to the Project (the "Lease").

          (b) The Issuer hereby subleases to the Company, and the Company hereby subleases from the Issuer, upon the terms and conditions of this Agreement, all right, title, and interest in and to the Project which the Issuer has leased from the Company pursuant to Section 4.1(a), for the Rental Payments .(as defined in Section 4.2) (the "Sublease").

          SECTION 4.2. RENTAL PAYMENTS AND PAYMENT OF OTHER AMOUNTS PAYABLE.

          (a) The Company covenants and agrees to pay or provide for payment in Available Moneys to the Trustee as Rental Payments on the Sublease to the Company of the Project pursuant to Section 4.1(b) hereof, on or before each date provided in or pursuant to the Indenture for the payment of principal (whether at maturity or upon redemption or acceleration) of, premium, if any, and/or interest on the 1985 Series B Bonds, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in immediately available funds, for deposit in the Bond Fund, a sum equal to the amount payable on such


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interest or principal payment or redemption or acceleration date as principal
(whether at maturity or upon redemption or acceleration), premium, if any, and interest upon the 1985 Series B Bonds as provided in the Indenture.

          Each payment pursuant to this Section 4.2(a) shall at all times be sufficient to pay the total amount of interest and principal (whether at maturity or upon redemption or acceleration) and premium, if any, payable on the Bonds on the date on which such principal becomes due (whether at maturity or upon redemption or acceleration) or on the applicable Interest Payment Date, as the case may be; provided that any amount of Available Moneys held by the Trustee in the Bond Fund on any due date for a Rental Payment hereunder shall be credited against the payment due on such date to the extent available for such purpose; and provided further that, subject to the provisions of this paragraph, if at any time Available Moneys held by the Trustee in the Bond Fund are sufficient to pay all of the principal of and interest and premium, if any, on the Bonds as such payments become due, the Company shall be relieved of any obligation to make any further payments under the provisions of this Section. Notwithstanding the foregoing, if on any date Available Moneys held by the Trustee in the Bond Fund are insufficient to make any required payments of principal of (whether at maturity or upon redemption or acceleration) and interest and premium, if any, on the Bonds as such payments become due, the Company shall forthwith pay or cause to be paid such deficiency as a Rental Payment hereunder.

          (b) The Company also agrees to pay to the Trustee until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made as required by the Indenture, (i) the annual fee of the Trustee for its Ordinary Services rendered as trustee, and its Ordinary Expenses incurred under the Indenture, as and when the same become due, (ii) the reasonable fees, charges and expenses of the Trustee, the Depository Agent, the Registrar, and the reasonable fees of any Paying Agent on the Bonds as provided in the Indenture, as and when the same become due, (iii) the reasonable fees, charges and expenses of the Trustee for the necessary Extraordinary Services rendered by it and Extraordinary Expenses incurred by it under the Indenture, as and when the same become due, and (iv) the cost of printing any Bonds required to be furnished by the Issuer at the expense of the Issuer.

          (c) The Company also agrees to pay, within 60 days after receipt of request for payment thereof, all reasonable expenses required to be paid by the Company under the terms of the Bond Purchase Agreement executed by it in connection with the sale of the Bonds, and all reasonable expenses of the Issuer related to the Project which are not otherwise required to be paid by the Company under the terms of this Agreement; provided that the Issuer shall have obtained the prior written approval of the Authorized Company Representative for any expenditures other than those provided for herein or in said Bond Purchase Agreement.

          (d) In the event the Company should fail to make any of the payments required by subsection (a)-(c), (e) and (f) of this Section, such payments shall continue as obligations of the Company until such amounts shall have been fully paid. The Company agrees to pay such amounts, together with interest thereon until paid, to the extent permitted by law, at the rate of ten percent (10%) per annum.

          (e) The Company agrees to pay to the Remarketing Agent the reasonable fees, charges and expenses of such Remarketing Agent.

          (f) The Company agrees to pay to the Issuer the reasonable fees, charges and expenses of such Issuer.

          SECTION 4.3. UNCONDITIONAL OBLIGATION. The obligations of the Company to make the payments required by Section 4.2 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set off, recoupment or counterclaim it might otherwise have against the Issuer, and during the term of this Agreement, the Company shall pay the payments to be made as prescribed in Section 4.2 and all other payments required hereunder, free of any deductions and without abatement, diminution or set-off. Until such time as the principal of, premium, if any, sinking fund installments, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made as required by the Indenture, the Company (i) will not suspend or discontinue any payments provided for in Section 4.2 hereof; (ii) will perform and observe all of its other covenants contained in this Agreement; and (iii) except as provided in Section 9.7 hereof, will not terminate this

Agreement for any cause, including, without limitation, failure to complete the Project, the occurrence of any act or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the a tax or other laws of the United States of America or of the State of Oregon or any political subdivision or either of these, or any failure of the Issuer or the Trustee to perform and observe any covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture, except to the extent permitted by this Agreement.

          SECTION 4.4. ASSIGNMENT OF ISSUER'S RIGHTS. As security for the payment of the Bonds, the Issuer will assign to the Trustee the Issuer's rights under this Agreement, including the right to receive payments hereunder (except the right of the Issuer to receive certain payments, if any, with respect to expenses and indemnification under Sections 4.2(c) and (f), 6.3, 8.2 and 8.3 hereof), and the Issuer hereby directs the Company to make the payments required hereunder (except such payments for expenses and indemnification) directly to the Trustee. The Company hereby assents to such assignment and agrees to make payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Issuer or the Company and the Trustee.

          SECTION 4.5. LETTER OF CREDIT. (a) The Company shall arrange for a Letter of Credit and may, at its option, arrange for a Substitute Letter of Credit to be in effect with such terms and conditions as required under Section 5.06(b) of the Indenture. Any Substitute Letter of Credit to be effective upon the termination of the Letter of Credit or anv extension of the Letter of Credit shall be delivered to the Trustee at least 60 days prior to the date upon which the Letter of Credit terminates according to its terms, and the terms of the Indenture.

          (b) On any Interest Payment Date, the Company may, at its option, provide for the delivery to the Trustee of a Substitute Letter of Credit relating to the 1985 Series B Bonds. Such Substitute Letter of Credit shall be an irrevocable letter of credit with a term of at least one year, issued by a commercial bank, the terms of which shall in all material respects be the same as the Letter of Credit except that the termination date of such Substitute Letter of Credit may be later than June 19, 1992. On or prior to the date of delivery of a Substitute Letter of Credit to the Trustee, the Company shall furnish to the Trustee (i) an opinion of Bond Counsel stating that the delivery of such Substitute Letter of Credit to the Trustee is lawful under applicable law and permitted under this Agreement and complies with the terms hereof and that the delivery of such Substitute Letter of Credit does not adversely affect the exemption from federal income taxation of interest on any of the 1985 Series B Bonds and (ii) written evidence from Moody's, if the 1985 Series B Bonds are rated by Moody's, and S&P, if the 1985 Series B Bonds are rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Substitute Letter of Credit and that the substitution of the proposed Substitute Letter of Credit for the Letter of Credit will not, by itself, result in a reduction or withdrawal of its ratings of the 1985 Series B Bonds from those which then prevail.

          (c) The Company may, at its option, provide for the delivery to the Trustee of an Alternate Credit Facility as described in the next succeeding sentence. "Alternate Credit Facility" means (i) a letter of credit which does not conform to the requirements for a Substitute Letter of Credit, sufficient in amount to pay, and bearing terms sufficient to provide for the payment of, the principal of, and premium, if any, and interest on all 1985 Series B Bonds remaining Outstanding upon the effective date thereof or (ii) such other credit facility as the Company shall select to evidence or secure the Company's obligation under the Agreement; provided that in any such case the administrative provisions of such Alternate Credit Facility are reasonably satisfactory to the Trustee. On or prior to the date of delivery of any Alternate Credit Facility to the Trustee, the Company shall furnish to the Trustee and the Issuer an opinion of Bond Counsel stating that the delivery of such Alternate Credit Facility to the Trustee is lawful under applicable law and permitted under this Agreement and complies with the terms hereof and that the delivery of such Alternate Credit Facility will not adversely affect the exemption from federal income taxation of the interest on the 1985 Series B Bonds, and, at the Company's option, written evidence from one or more rating agencies as described in Section 5.07 of the Indenture.

          (d) Not less than 45 days prior to the effective date of an Alternate Credit Facility the Company shall provide notice to the Issuer, the Trustee, and the Remarketing Agent identifying the Alternate Credit Facility to be delivered to the Trustee, the effective date of such Alternate Credit Facility, and specifying the rating, if any, expected to be assigned to the 1985 Series B Bonds after the effective date of such Alternate Credit Facility.

          (e) The Company agrees from the date of the initial authentication and delivery of the 1985 Series B Bonds to and including the earliest of (i) the honoring by the Credit Bank of the last drawing available to be made under the Letter of Credit; (ii) June 19, 1992 or such later date as may result from any extension thereof; (iii) the date on which the principal amount of and interest on the 1985 Series B Bonds shall be paid in full or deemed paid in full pursuant to Article X of the Indenture; and (iv) the Optional Termination Date, the Company shall provide for the payment of the principal of and interest on, or the purchase price of 1985 Series B Bonds as provided in Section 4.01(b)(iii) of the Indenture upon redemption or acceleration or as may otherwise be due and payable, by the delivery to the Trustee simultaneously with the original authentication and delivery of the 1985 Series B Bonds of a Letter of Credit complying with the provisions of this Section 4.5. The Company hereby authorizes the Trustee to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture to the extent necessary to pay the principal or purchase price of and interest on the 1985 Series B Bonds if and when due.

          SECTION 4.6. AMOUNTS REMAINING IN FUNDS. It is agreed by the parties hereto that after payment in full of (i) the Bonds, or after provision for such payment shall have been made as provided in the Indenture, (ii) the fees, charges and expenses of the Trustee, the Depository Agent and paying agents in accordance with the Indenture and (iii) all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in any fund held by the Trustee under the Indenture shall belong, subject to the requirements of
Section 5.09 of the Indenture, to the Company and be paid to the Company by the Trustee.

          SECTION 4.7. QUIET ENJOYMENT.

          (a) The Company will not take any action, other than pursuant to
Section 5.1 or Article VI hereof, to prevent the

Issuer from having quiet and peaceable possession and enjoyment of the Project during the terms of the Lease and will, at the request of the Issuer and at the Company's cost, cooperate with the Issuer in order that the Issuer may have quiet and peaceable possession and enjoyment of the Project.

          (b) The Issuer will maintain the Lease in full force and effect in accordance with its terms, and will not take any action, other than pursuant to
Section 5.1 hereof, to prevent the Company from having quiet and peaceable possession and enjoyment of the Project during the term of the Sublease and will, at the request of the Company and at the Company's cost, cooperate with the Company in order that the Company may have quiet and peaceable possession and enjoyment of the Project.

                                    ARTICLE V

                        SPECIAL COVENANTS AND AGREEMENTS

          SECTION 5.1. RIGHT OF ACCESS TO THE PROJECT. The Company agrees that during the term of this Agreement the Issuer, the Trustee and the duly authorized agents of either of them shall have the right at all reasonable times during normal business hours to enter upon the site of the Project to examine and inspect the Project; provided, however, that this right is subject to federal and State of Oregon laws and the rules and regulations applicable to the Facility. The rights of access hereby reserved to the Issuer and the Trustee may be exercised only after such agent shall have executed release of liability and secrecy agreements if requested by the Company in the form then currently used by the Company, and nothing contained in this Section or in any other provision of this Agreement shall be construed to entitle the Issuer or the Trustee to any information or inspection involving the confidential know-how of the Company.

          SECTION 5.2.THE COMPANY MAINTENANCE OF ITS EXISTENCE; ASSIGNMENTS.

          (a) To the extent permitted by law and its Articles of Incorporation, the Company agrees that during the term of this Agreement it will maintain its existence as a corporation, will continue to maintain its status as a corporation in good standing in the State of Oregon, will not dissolve or otherwise dispose of all or substantially all of its assets and will not combine or consolidate with or merge into another person or permit one or more persons to consolidate with or merge into it; provided, however, that the Company may so combine, consolidate with, or merge into another person legally existing under the laws of one of the states of the United States, or permit one or more persons to consolidate with or merge into it, or sell or otherwise transfer to another person all or substantially all of its assets as an entity and thereafter dissolve, provided that: (i) the surviving, resulting, or transferee person, as the case may be, assumes and agrees in writing to pay and perform all of the obligations of the Company hereunder, (ii) the surviving, resulting, or transferee person, as the case may be, qualifies to do business in the State of Oregon, (iii) the surviving, resulting, or transferee person, as the case may be, has a net worth (as determined in accordance with generally accepted accounting principles) at least equal to the net worth of the Company at the end of the fiscal quarter immediately preceding the effective date of such consolidation, merger, sale or transfer, and (iv) (1) if a Letter of Credit is in effect, the credit rating on the Bonds, as determined by Moody's or S&P, shall remain at substantially the same level as the rating of the Bonds immediately prior to the effective date of such consolidation, merger, sale or transfer, or (2) if first mortgage bonds of the Company have been provided pursuant to the Alternate Credit Facility arrangement, the Company provides copies of such instruments as may be required under the mortgage bond indenture for the resulting or transferee corporation to assume the due and punctual payment of the principal and interest on the outstanding Bonds and the due and punctual performance of all of the covenants and conditions which may be required under the mortgage bond indenture. The Company may dispose of all or substantially all of its assets or combine or consolidate with or merge into another person other than as provided in (i) through (iv) above if the Company has obtained the prior written consent of the Issuer and the holders of at least 66 2/3% in aggregate principal amount of Outstanding 1985 Series B Bonds (and the Credit Bank during any period the Letter of Credit is outstanding). Said consent, with respect to the Issuer (or Credit Bank) shall be given or denied within 30 days after the Issuer (or the Credit Bank) receives the Company's written request for said approval. If the Issuer (or Credit Bank) does not act within 30 days after such written request is received,-such consent shall be deemed to be given.

          Notwithstanding any other provisions of this Section 5.2(a), the Company need not comply with any of the provisions of Section 5.2(a) above if, at the time of such merger, combination, sale of assets, dissolution or reorganization, the Bonds will be defeased as provided in Article X of the Indenture.

          (b) The rights and obligations of the Company under this Agreement may be assigned by the Company to any person in whole or in part, subject, however, to each of the following conditions:

               (i) No assignment other than pursuant to subsection (a) of this Section shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any assignment not pursuant to subsection (a) of this Section the Company shall continue to remain primarily liable for the payments specified in Section 4.2 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it.

               (ii) Any assignment from the Company shall retain for the Company such rights and interests as will permit it to perform its obligations under this Agreement, and any assignee from the Company shall assume in writing the obligations of the Company hereunder to the extent of the interest assigned.

               (iii) The Company shall, within thirty days after delivery thereof, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of each such assignment together with an instrument of assumption.

          SECTION 5.3. RECORDS AND FINANCIAL STATEMENTS OF COMPANY. The Company shall, within 120 days after the close of each fiscal year, submit to the Issuer and to the Trustee financial statements with respect to the Company for such fiscal year. The Trustee's only responsibility with respect to such financial statements shall be to make said financial statements available for inspection by bondholders upon reasonable notice at the Principal Office of the Trustee. The Trustee shall be permitted at all reasonable times during the term of this Agreement to examine the books and records of the Company with respect to the Project, subject to the limitations expressed in Section 5.1.

          SECTION 5.4. MAINTENANCE AND REPAIR; TAXES; UTILITY AND OTHER CHARGES. The Company agrees to maintain the Project, or cause the Project to be maintained, during the term of this Agreement (i) in as reasonably safe condition as its operations shall permit and (ii) in good repair and in good operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof.

          The Company agrees to pay or cause to be paid during the term of this Agreement all taxes, governmental charges of any kind lawfully assessed or levied upon the Project or any part thereof, including any taxes levied against the Project which, if not paid, will become a charge on the receipts from the Project prior to or on a parity with the charge thereon and the pledge or assignment thereof to be created therefrom or under this Agreement, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project, provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the term of this Agreement. The Company may, at the Company's expense and in the Company's name, in good faith, contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during that period of such contest and any appeal therefrom unless by such nonpayment the Project or any part thereof will be subject to loss or forfeiture.

          SECTION 5.5. QUALIFICATION IN OREGON. The Company agrees that throughout the term of this Agreement it, or any successor or assignee as permitted by Section 5.2, will be qualified to do business in the State of Oregon.

          SECTION 5.6. TAX EXEMPT STATUS OF 1985 SERIES B BONDS. It is the intention of the parties hereto that interest on the 1985 Series B Bonds shall be and remain exempt from federal income taxation, and to that end the covenants and agreements of the Issuer and the Company in this Section are for the benefit of the Trustee and each and every holder of the 1985 Series B Bonds.

          The Company represents and warrants that substantially all of the proceeds of the 1985 Series B Bonds are to be used with respect to the Project as more specifically set forth in the Engineering Certificate.

          The Issuer covenants and agrees that it has not taken and will not take any action which results in interest paid on the 1985 Series B Bonds being included in the federal gross income of the holders of the 1985 Series B Bonds for purposes of federal income taxation; and the Company covenants and agrees that it has not taken or authorized and will not take or authorize any action which will cause the interest on the 1985 Series B Bonds to become subject to federal income taxation pursuant to the provisions of Section 103(b) of the Code; provided that neither the Company nor the Issuer shall have violated these covenants if the interest on any of the 1985 Series B Bonds becomes taxable to a person solely because such person is a "substantial user" of the Project or a "related person" within the meaning of Section 103 of the Code; and provided further that none of the covenants and agreements herein contained shall require either the Company or the Issuer to enter an appearance or intervene in any administrative, legislative or judicial proceeding in connection with any changes in applicable laws, rules or regulations or in connection with any decisions of any court or administrative agency or other governmental body affecting the taxation of interest on the 1985 Series B Bonds.

          SECTION 5.7. NOTICE OF INTEREST RATE PERIODS. The Company shall designate and give timely written notice to the Trustee and the Issuer as required by Section 2.01(b)(ii) of the Indenture prior to any change in Interest Rate Periods. In addition, if the Company shall elect to change Interest Rate Periods, the Company shall deliver to the Trustee and the Issuer concurrently with the giving of notice with respect thereto, and no such change shall be effective without, an opinion of Bond Counsel, if required by the Indenture, to the effect that such change is in accordance with the Indenture and is not prohibited under the Act and will not adversely affect the exemption from federal income taxation of the interest on the Bonds.

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 6.1. EVENTS OF DEFAULT. Any one of the following which occurs and continues shall constitute an Event of Default:

          (a) failure by the Company to pay any amounts required to be paid under Section 4.2(a) hereof which failure results in an event of default under subsections (a) or (b) of Section 7.01 of the Indenture either immediately or after the expiration of any applicable grace period; or

          (b) failure of the Company to observe and perform any covenant, condition or agreement on its part required to be observed or performed by this Agreement, other than making the payments referred to in (a) above, which continues for a period of 30 days after written notice, which notice shall specify such failure and request that it be remedied, given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time; provided, however, that if the failure stated in the notice cannot be corrected within such period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within such period and diligently pursued until the default is corrected; or

          (c) when any Alternate Credit Facility is in effect, default by the Company under such Alternate Credit Facility; or

          (d) an Act of Bankruptcy of the Company; or

          (e) the occurrence of an "Event of Default" under Section 7.01(e) of the Indenture.

The provisions of subsection (b) of this Section are subject to the limitation that the Company shall not be deemed in default if and so long as the Company is unable to carry out its agreements hereunder by reason of strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of Oregon or any of their departments, agencies, or officials, or any civil or military authority; insurrections, riots, epidemics, landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission facilities; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company; it being agreed that the settlement of strikes, lockout other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company. This limitation shall not apply to any default under subsections (a), (c), (d) or (e) of this Section.

          SECTION 6.2. REMEDIES ON DEFAULT. Whenever any Event of Default shall have occurred and shall continue,

          (a) The Trustee, by written notice to the Company, shall declare the amounts payable under Section 4.2(a) of this Agreement to be immediately due and payable as set forth in Section 7.01 of the Indenture.

          (b) The Trustee may have access to and may inspect, examine and make copies of the books and records and any and all accounts, data and federal income tax and other tax returns of the Company, subject to the limitations provided in Section 5.1.

          (c) The Issuer or the Trustee may take whatever action at law or in equity as may be necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

          (d) The Trustee shall draw upon the Letter of Credit or any Substitute Letter of Credit or any Alternate Credit Facility if permitted by its terms and required by the terms of the Indenture, and may exercise any remedy available to it.

          In case the Trustee or the Issuer shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Issuer, then, and in every such case, the Company, the Trustee and the Issuer shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Issuer shall continue as though no such action had been taken.

          The Company covenants that, in case an Event of Default shall occur with respect to the payment of any Rental Payment payable under Section 4.2(a) hereof, then, upon demand of the Trustee, the Company will pay or cause to be paid to the Trustee the whole amount that then shall have become due and payable under said Section, with interest, to the extent permitted by law, on the amount then overdue at the rate of ten percent (10%) per annum until such amount has been paid.

          In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law the moneys adjudged or decreed to be payable.

          In case proceedings shall be pending for the bankruptcy or for the reorganization of the Company under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or in the case of any other similar judicial proceedings relative to the Company, or the creditors or property of the Company, then the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute such amounts as provided in the Indenture after the deduction of its charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including expenses and fees of counsel incurred by it up to the date of such distribution.

          SECTION 6.3. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees to pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Issuer or the Trustee.

          SECTION 6.4. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the holders of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

          SECTION 6.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement or covenant contained in this Agreement should be breached by the Company and thereafter waived by the Issuer or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                   ARTICLE VII

                                   PREPAYMENT

          SECTION 7.1. REDEMPTION OF BONDS WITH PREPAYMENT MONEYS. By virtue of the assignment of the rights of the Issuer under this Agreement to the Trustee as is provided in Section 4.4 hereof, the Company agrees to and shall pay directly to the Trustee any amount permitted or required to be paid by it under this Article VII. The Trustee shall use the moneys so paid to it by the Company to redeem the Bonds on the date set for such redemption pursuant to Section 7.5 hereof.

          SECTION 7.2. OPTIONAL PREPAYMENT. The Company shall have the option to prepay the amounts payable under Section 4.2 hereof with respect to the 1985 Series B Bonds, by paying or providing for payment to the Trustee, for deposit in the appropriate account of the Bond Fund, the amount in Available Moneys set forth in Section 7.4 hereof, under circumstances set forth in Section 4.01(b)(i) of the Indenture.

          SECTION 7.3. MANDATORY PREPAYMENT. The Company shall have and hereby accepts the obligation to prepay or provide for prepayment in Available Moneys Rental Payments with respect to the 1985 Series B Bonds to the extent mandatory redemption of the 1985 Series B Bonds is required pursuant to Section 4.01(b)(ii) of the Indenture and upon the occurrence of any of the following events:

          (i) as a result of any changes in the Constitution of the State of Oregon or in the Constitution of the United States of America or of legislative or administrative action (whether state or federal), or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, this Agreement shall have become impossible of performance in accordance with the intent and purposes of the parties as expressed in this Agreement;

          (ii) all or substantially all of the properties of the Company shall be sold or taken through the exercise of the right of eminent domain or the right to purchase by any municipal or governmental body or agency; or


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


          (iii) a Determination of Taxability.

          In the case of any of the events stated in (i), (ii) or (iii) of this
Section 7.3, the Company must satisfy its obligation by prepaying within 90 days after such event.

          The amount payable by the Company in the event of a prepayment required by this Section shall be determined as set forth in Section 7.4 and shall be deposited in the Bond Fund.

          SECTION 7.4. AMOUNT OF PREPAYMENT. In the case of a prepayment of the entire amount due hereunder pursuant to Section 7.2 or 7.3 hereof, the amount to be paid shall be a sum sufficient, together with other funds and any securities deposited with the Trustee and available for such purpose, to pay (1) in Available Moneys the principal of all Bonds outstanding on the redemption date specified in the notice of redemption, plus interest accrued and to accrue to the payment or redemption date of the Bonds, plus premium, if any, pursuant to the Indenture, (2) all reasonable and necessary fees and expenses of the Issuer, the Trustee, the Depository Agent and any paying agent accrued and to accrue through final payment of the Bonds, and (3) all other liabilities of the Company accrued and to accrue under this Agreement.

          In the case of partial prepayment of the Rental Payments, the amount payable shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay in Available Moneys the principal amount of and premium, if any, and accrued interest on the Bonds to be redeemed, as provided in the Indenture, and to pay expenses of redemption of such Bonds.

          SECTION 7.5. NOTICE OF PREPAYMENT. To exercise an option granted in or to perform an obligation required by this Article VII (other than an obligation to make Rental Payments with respect to a mandatory redemption of 1985 Series B Bonds pursuant to Section 4.01(b)(ii)(B)(1)(c) or (e) of the Indenture), the Company shall, at least 45 days prior to the date of any prepayment, give written notice to the Issuer and the Trustee specifying the date upon which any prepayment will be made, (which date shall be the date of redemption of the Bonds contemplated by such option or obligation), the redemption premium, if any and the principal amount of any such redemption. If the Company fails to give such notice of a prepayment required by this Section 7.5, such notice may be given by the Issuer, by the Trustee or by any holder or holders of 10% or more in aggregate principal amount of the Bonds outstanding. The Issuer and the Trustee, at the request of the Company or any such Bondholder, shall forthwith take all steps necessary under the applicable provisions of the Indenture (except that neither the Issuer nor the Trustee shall be required to make payment of any money required for such redemption except from Revenues) to effect redemption of all or part of the then outstanding Bonds, as the case may be, on the earliest practicable date thereafter on which such redemption may be made under applicable provisions of the Indenture.

                                  ARTICLE VIII.

               NON-LIABILITY OF ISSUER; EXPENSES; INDEMNIFICATION

          SECTION 8.1. NON-LIABILITY OF ISSUER. The Issuer shall not be obligated to pay the principal of, or premium, if any, or interest on the Bonds, except from Revenues. The Company hereby acknowledges that the Issuer's sole source of moneys to repay the Bonds will be provided by the payments made by the Company pursuant to this Agreement, together with other Revenues, including investment income on certain funds and accounts held by the Trustee under the Indenture, and hereby agrees that if the payments to be made hereunder shall ever prove insufficient to pay all principal of, and premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), then upon notice from the Trustee, the Company shall pay such amounts as are required from time to time to makeup any deficiency or default in the payment of such principal, premium or interest, including, but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Trustee, the Company, the Issuer or any third party. Provided, however, that such payment shall not constitute a waiver of any right or remedy which the Company may possess to recover such payment from any party whose acts, omissions, nonfeasance or malfeasance has caused or contributed to such deficiency.

          SECTION 8.2. EXPENSES. The Company covenants and agrees to pay and to indemnify the Issuer, the Trustee and the Depository Agent against all costs and charges, including reasonable fees and disbursements of attorneys, accountants, consultants and other experts (including such fees and costs at trial or on appeal), incurred in good faith in connection with this Agreement, the Bonds or the Indenture.

          SECTION 8.3. INDEMNIFICATION. The Company releases the Issuer and the Trustee from, and covenants and agrees that neither the Issuer nor the Trustee shall be liable for, and covenants and agrees, to the extent permitted by law, to indemnify and hold harmless the Issuer and the Trustee and their officers, employees and agents from and against, any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from or in any way connected with (1) the Project, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of the Project or any part thereof; (2) the issuance of any Bonds or any certifications or representations made in connection therewith and the carrying out of any of the transactions contemplated by the Bonds and this Agreement; (3) the Trustee's acceptance or administration of the trusts under the Indenture, or the exercise or performance of any of its powers or duties under the Indenture; or (4) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, in any official statement or other offering circular utilized by the Issuer or any underwriter or placement agent in connection with the sale of any Bonds; provided that such indemnity shall not be required for damages, losses, claims, liabilities or expenses of any conceivable kind, nature or character, that result from negligence or willful misconduct on the part of the party seeking such indemnity. The Company further covenants and agrees, to the extent permitted by law, to pay or to reimburse the Issuer and the Trustee and their officers, employees and agents for any and all costs, reasonable attorneys fees (including such fees and costs at trial or on appeal), liabilities or expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions, except to the extent that the same arise out of the negligence or willful misconduct of the party claiming such payment or reimbursement. The provisions of this Section shall survive the retirement of the Bonds.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.1. NOTICES. All notices, certificates or other communications shall be deemed sufficiently given on the day on which the same have been mailed by certified mail, postage prepaid, addressed to the Issuer, the Company, the Trustee or the Credit Bank, as the case may be, as follows:

To the Issuer:                   Port of St. Helens, Oregon
                                 P.O. Box 598
                                 St. Helens, Oregon 97051
                                 Attention: Port Manager

To the Company:                  Portland General Eleetric Company
                                 121 S.W. Salmon Street
                                 Portland, Oregon 97204
                                 Attention: Vice President and Treasurer

To the Trustee:                  Chemical Bank
                                 55 Water Street
                                 New York, New York 10041
                                 Attention: Corporate Trustee Administration
                                 Department

To the Credit Bank:              The Long-Term Credit Bank of Japan, Ltd.
                                 440 South Flower Street, Suite 3700
                                 Los Angeles, California 90071
                                 Attention: U.S. Corporate Business Section

A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee. The Issuer, the Company, the Trustee and the Credit Bank may, by notice given hereunder, designate any different addresses to which subsequent notices, certificates or other communications shall be sent.

          SECTION 9.2. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

          SECTION 9.3. EXECUTION OF COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that for purposes of perfecting a security interest in this Agreement on behalf of the Trustee under Article 9 of the Oregon Uniform Commercial Code, only the counterpart delivered, pledged, and assigned to the Trustee shall be deemed the original.

          SECTION 9.4. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of Bonds and prior to their payment in full, or provision for such payment having been made as provided in the Indenture, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee and the Credit Bank, if any.

          SECTION 9.5. GOVERNING LAW. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State of Oregon.

          SECTION 9.6. AUTHORIZED COMPANY REPRESENTATIVE. Whenever under the provisions of this Agreement or the Indenture the approval of the Company is required or the Company is required to take some action at the request of the Issuer, such approval or such request shall be given on behalf of the Company by the Authorized Company Representative, and the Issuer and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

          SECTION 9.7. TERM OF THE AGREEMENT. This Agreement shall be in full force and effect from the date hereof and shall continue in effect as long as any of the Bonds are outstanding or the Trustee holds any moneys under the Indenture, whichever is later. All representations and certifications by the Company as to all matters affecting the tax-exempt status of the Bonds shall survive the termination of this Agreement.

          SECTION 9.8. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Issuer,


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


the Company and their respective successors and assigns; subject, however, to the limitations contained in Section 5.2 hereof.

          IN WITNESS WHEREOF, the Port of St. Helens, Oregon has caused this Agreement to be executed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, and Portland General Electric Company has caused this Agreement to be executed in its name by its duly authorized officer , all as of the date first above written.

                                    PORT OF ST. HELENS, OREGON

                                    By /s/ [illegible]
                                      ------------------------------
Attest:

/s/ [illegible]
---------------------------

                                    PORTLAND GENERAL ELECTRIC COMPANY

                                    By /s/ [illegible]
                                      ------------------------------
Attest:

__________________________

                                    Exhibit A


          The Project to be financed by the Bonds consists of Portland General Electric Company's 67.5% share of the cost of constructing certain pollution control and solid waste disposal facilities at the Trojan Nuclear Power Plant. The facilities are as follows:

      Solid Radwaste Facility

      Gaseous Radwaste Facility

      Liquid Radwaste Facility

      Cooling Water Facility

      Interest During Construction



                                      -34-